SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 23, 2002
                Date of Report (Date of earliest event reported)


                         Commission File Number: 1-5989

                           ANIXTER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                           94-1658138
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)



                                 4711 Golf Road
                             Skokie, Illinois 60076
                                 (847) 677-2600
          (Address and telephone number of principal executive offices)

ITEM 5.  OTHER EVENTS.

     On May 23, 2002, Anixter International Inc., (the "Company"), executed a definitive agreement to acquire the operations and assets of Pentacon, Inc. The Company has agreed to pay $121 million, subject to certain potential purchase price adjustments, for the operations and assets and to assume the trade obligations, active employees and active facility leases of Pentacon, Inc. The Company intends to pay for the acquisition through a combination of current cash balances and added working capital borrowings. The acquisition is expected to be accretive to earnings immediately upon completion of the transaction.

     Pentacon, Inc. will sell the operations to Anixter as part of a plan of reorganization filed in the United States Bankruptcy court for the Southern District of Texas. The purchase of the Pentacon, Inc. operations and assets are conditioned upon a number of factors, including approval by the Bankruptcy Court and anti-trust clearance.

     A copy of the press release issued by the Company announcing the agreement with Pentacon, Inc. is filed as Exhibit 99 to this Report and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits.

       99    Press release issued by Anixter International Inc. on May 23, 2002.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 ANIXTER INTERNATIONAL INC.

Date: May 23, 2002                        By:     /s/ Robert W. Grubbs
                                             __________________________________
                                                      Robert W. Grubbs
                                           President and Chief Executive Officer

Date: May 23, 2002                        By:     /s/ Dennis J. Letham
                                             __________________________________
                                                      Dennis J. Letham
                                               Senior Vice President - Finance
                                                 and Chief Financial Officer

                                   EXHIBIT INDEX

  Exhibit
    No.                       Description of Exhibits
    --                        -----------------------

    99   Press Release issued by Anixter International Inc. on May 23, 2002.

                                                                EXHIBIT 99

FOR FURTHER INFORMATION:
AT THE COMPANY:                       AT ASHTON PARTNERS:
Dennis Letham                         Chris Kettmann            H. Patel
Chief Financial Officer               Investor Inquiries        Media Inquiries
(847) 715-2601                        (312) 553-6716            (312) 553-6745

FOR IMMEDIATE RELEASE
THURSDAY, May 23, 2002


                    ANIXTER INTERNATIONAL ANNOUNCES PROPOSED
                    ACQUISITION OF THE OPERATIONS AND ASSETS
                               OF PENTACON, INC.


     SKOKIE, IL, May 23, 2002 - Anixter International Inc. (NYSE:AXE), the largest global distributor and logistics services provider of wire, cable and connectors, said today that its has executed a definitive agreement to acquire the operations and assets of Pentacon, Inc. (OTC BB: PTAC.OB). Anixter has agreed to pay $121 million, subject to certain potential purchase price adjustments, for the operations and assets and to assume the trade obligations, active employees and active facility leases of Pentacon.

     Pentacon will sell the operations to Anixter as part of a plan of reorganization filed in the United States Bankruptcy court for the Southern District of Texas.

     The purchase of the Pentacon operations and assets are conditioned upon a number of factors, including approval by the Bankruptcy Court and anti-trust clearance.

     Pentacon is an industry leader in the provision of advanced inventory management services for fasteners and small parts including procurement, just-in-time delivery, quality assurance testing, kitting, and e-commerce and electronic data interchange to a broad spectrum of industrial and aerospace customers. For the full-year 2001, Pentacon had revenues of $259.4 million and some of its top customers include Boeing, Bombardier, Cummins, and Harley Davidson.

     Commenting on the proposed acquisition, Robert W. Grubbs, President and CEO of Anixter International, said, "Pentacon's business model, position as a value-added distributor and brand name, Fortune 500 customer base are perfect complements to our current integrated supply and specialty wire and cable OEM businesses. This acquisition allows us to broaden our product offering and presents the opportunity for enhanced organic growth of both Anixter and Pentacon, all while maintaining our focus on bringing increased value to our suppliers and customers. We also believe there are long-term cross selling opportunities as a result of this acquisition."

     "The various operations that comprise Pentacon have each had long and successful operating track records. The operating performance, however, has been overshadowed by the high amount of leverage and high cost of capital that was incurred in building Pentacon. We believe that by removing the costs and uncertainty associated with the capital structure, the Pentacon operations will be able to grow and be a full participant in the emerging economic recovery," continued Grubbs.

     Grubbs concluded, "The proposed transaction is an excellent way for Anixter to use its distribution know-how to effectively deploy the significant amounts of free cash flow that has been generated over the past few quarters. We intend to pay for the acquisition through a combination of current cash balances and added working capital borrowings. The acquisition is expected to be accretive to earnings immediately upon completion of the transaction."

About Anixter
-------------
     Anixter International is the largest global distributor and logistics services provider of wire, cable and connectors for use in data, voice, electrical and electronic applications.. The company adds value to the distribution process by providing its customers access to 1) the largest technical sales force in the industry, 2) more than 92,000 products and over $450 million in inventory, 3) 103 warehouses with more than 4 million square feet of space, and 4) locations in 175 cities in 40 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on The New York Stock Exchange under the symbol AXE.

Safe Harbor Statement

     The statements in this news release that use such words as "believe," "expect," "intend," "anticipate," "contemplate," "estimate," "plan," "should," "may," or similar expressions are forward-looking statements. They are subject to a number of factors that could cause the company's actual results to differ materially from what is indicated here. These factors include general economic conditions, technology changes, changes in supplier or customer relationships, exchange rate fluctuations, and new or changed competitors. Please see the company's Securities and Exchange Commission filings for more information.

      Additional information about Pentacon is available on the Internet at
                                www.pentacon.com
                                ----------------

      Additional information about Anixter is available on the Internet at
                                 www.anixter.com
                                 ---------------